Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Ohio Dividend Advantage Municipal Fund
333-53272
811-09463


The annual meeting of shareholders was held on November 30, 2009. The meeting was subsequently adjourned to January 12, 2010. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new
Fundamental Investment Policies.

Voting results are as follows:

<c>To approve the elimination of the
fundamental policies relating to
investments in municipal securities and
below investment grade securities.
 <c>Common and MuniPreferred
shares voting together as a
class
<c>  MuniPreferred shares voting
together as a class
   For
            1,974,752
                      640
   Against
                 83,424
                        26
   Abstain
               166,631
                         -
   Broker Non-Votes
               665,003
                         -
      Total
            2,889,810
                      666



To approve the new fundamental policy
relating to investments in municipal
securities.


   For
            1,983,198
                      643
   Against
                 77,801
                        23
   Abstain
               163,808
                         -
   Broker Non-Votes
               665,003
                         -
      Total
            2,889,810
                      666


